                                                                   EXHIBIT 10(q)
                                                                   -------------

                          TAX INDEMNIFICATION AGREEMENT
                          -----------------------------

                  [THIS AGREEMENT ESTABLISHES THE RIGHTS AND OBLIGATIONS OF THE ELDER-BEERMAN STORES CORP. AND BEERMAN-PEAL HOLDINGS, INC. WITH RESPECT TO TAX MATTERS ARISING FROM THEIR MEMBERSHIP IN THE SAME AFFILIATED GROUP OF COMPANIES PRIOR TO THE EFFECTIVE DATE OF THE PLAN. THE RIGHTS AND OBLIGATIONS OF ELDER- BEERMAN AND ITS SUBSIDIARIES GOING FORWARD ARE SET OUT IN A SEPARATE AGREEMENT, THE TAX SHARING AGREEMENT.]

                  This Tax Indemnification Agreement dated as of October __, 1997 (this "Agreement") is made and entered into by and among The Elder-Beerman Stores Corp., an Ohio corporation (initially "Elder-Beerman" and on and after the Effective Date, as defined in Section 1.5 of this Agreement, "New Elder-Beerman"); the direct and indirect subsidiaries of Elder-Beerman whose names are set forth on the signature pages to this Agreement (collectively with Elder-Beerman or New Elder-Beerman, as the case may be, the "Elder-Beerman Subgroup"); Beerman-Peal Holdings, Inc., an Ohio corporation ("Holdings"); The Beerman-Peal Corporation, an Ohio corporation and wholly-owned subsidiary of Holdings ("BPC"); Beerman Investments, Inc. ("BII"), an Ohio corporation and wholly-owned subsidiary of Holdings; The Beerman Corporation, an Ohio corporation and shareholder of Holdings ("BC"); and the individuals, partnerships, and trusts whose names are set forth on the signature pages to this Agreement (collectively with BC, the "Holdings Shareholders").



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



                                    RECITALS
                                    --------

                  WHEREAS, on October __, 1997 the United States Bankruptcy Court for the Southern District of Ohio (the "Bankruptcy Court") entered an order confirming the Joint Plan of Reorganization of The Elder-Beerman Stores Corp. and Its Subsidiaries (the "Plan");

                  WHEREAS, Holdings, BPC, BII, and the members of the Elder-Beerman Subgroup are members of an Affiliated Group (the "Holdings Affiliated Group") for federal income tax purposes that files consolidated federal income tax returns;

                  WHEREAS, the members of the Elder-Beerman Subgroup will cease to be members of the Holdings Affiliated Group on and after the effective date of the Plan (the "Effective Date"); and

                  WHEREAS, the Elder-Beerman Subgroup; each of Holdings, BPC, and BII (collectively the "Holdings Subgroup"); and the Holdings Shareholders wish to establish their respective rights and responsibilities with respect to tax matters;

                  NOW, THEREFORE, in consideration of the mutual agreements set forth in this Agreement, and, in the case of the Holdings Shareholders, the provisions of the Plan with respect to the Elder-Beerman common stock, the parties hereto agree as follows:

         1.  Definitions.
             ------------

                  The following terms as used in this Agreement shall have the meaning set forth below:

                  1.1. "AFFILIATED GROUP" has the meaning given that term in section 1504(a) of the Code.





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                  1.2. "BANKRUPTCY COURT" has the meaning given that term in the first Recital paragraph of this Agreement.

                  1.3. "CODE" means the Internal Revenue Code of 1986, as amended.

                  1.4. "CONSOLIDATED RETURN" has the meaning given that term in
Section 2.2(a) of this Agreement.

                  1.5. "EFFECTIVE DATE" has the meaning given that term in the third Recital paragraph of this Agreement.

                  1.6. "ELDER-BEERMAN SUBGROUP" has the meaning given that term in the introductory paragraph of this Agreement and shall include, where the context requires, corporations that become members of the Subgroup after the Effective Date.

                  1.7. "EXCESS LOSS ACCOUNT" has the meaning given that term in Reg. Section 1.1502-19.

                  1.8. "GAINS" means taxable gains recognized by the Holdings Affiliated Group or any member thereof as a result of transactions contemplated by the Plan, including, without limitation, deferred gains recognized pursuant to Reg. Section 1.1502-13 and Reg. Section 1.1502-14.

                  1.9. "HOLDINGS AFFILIATED GROUP" has the meaning given that term in the second Recital paragraph of this Agreement.

                  1.10. "HOLDINGS SUBGROUP" has the meaning given that term in the fourth Recital paragraph of this Agreement and shall include, where the context requires, corporations that become members of the Subgroup after the Effective Date.

                  1.11. "NOTICE" has the meaning given that term in Section 3.3 of this Agreement.

                  1.12. "OPEN RETURN" has the meaning given that term in Section 2.4(a) of this Agreement.


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                  1.13. "PLAN" has the meaning given that term in the first
Recital paragraph of this Agreement.

                  1.14. "REG." refers to the Treasury regulations promulgated under the Code.

                  1.15. "SUBGROUP" means, as the context requires, either the Elder-Beerman Subgroup or the Holdings Subgroup.

                  1.16. "TAXES" means taxes imposed on or measured by net income, including, without limitation, income, franchise, alternative minimum, and federal environmental taxes, determined after taking into account all available carryovers and carrybacks, regardless of their source, together with interest, penalties, and additions to tax with respect thereto.

                  1.17. "TOLEDO STORES" means the three Elder-Beerman Stores Corp. department stores, ownership of which was previously transferred from Elder-Beerman to Holdings and by Holdings to BPC.

         2.  Tax Matters.
             ------------

                  2.1. PAYMENT OF ALLOWED CLAIMS. A claim for Taxes against any member of the Elder-Beerman Subgroup that is treated as an allowed claim for bankruptcy purposes shall be the responsibility of the Elder-Beerman Subgroup.

                  2.2.  PREPARATION AND FILING OF INCOME TAX RETURNS.

                            (a) New Elder-Beerman shall prepare the consolidated
federal income tax returns on behalf of the Holdings Affiliated Group for the Holdings Affiliated Group's consolidated federal income tax years ended on or about each of January 31, 1997 and January 31, 1998 (each a "Consolidated Return" and together the "Consolidated Returns"). The Consolidated Returns shall include the income and losses of the Elder-Beerman Subgroup and



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the Holdings Subgroup, including, without limitation, any gains or income attributable to an Excess Loss Account and any Gains.

                            (b) The Holdings Subgroup shall timely provide New
Elder-Beerman with all Holdings Subgroup information necessary for New Elder-Beerman to complete the Consolidated Returns in accordance with the Holdings Affiliated Group's past custom and practice. Holdings shall have the opportunity to review and comment upon each Consolidated Return prior to its filing to the extent that the return affects the Holdings Subgroup. Following that review, and satisfaction of the condition set forth in Section 2.2(c) hereof, Holdings shall sign the Consolidated Return and deliver it to New Elder-Beerman for timely filing with the Internal Revenue Service. New Elder-Beerman shall provide Holdings with a copy of each filed Consolidated Return.

                            (c) As a condition to Holdings' obligation to sign
each Consolidated Return in the manner set forth in Section 2.2(b) hereof, New Elder-Beerman shall certify in writing that sufficient authority exists for each item or position reflected on such Consolidated Return, or sufficient disclosure has been made with respect to such item or position, so as to protect Holdings and the Holdings officer who signs the Consolidated Return from any and all liability for penalties that the Internal Revenue Service may assert under the Code with respect to the Consolidated Return. In the event that the Internal Revenue Service asserts such a penalty and that penalty is sustained, New Elder-Beerman shall indemnify, defend, and hold harmless each of Holdings and the signing officer from any and all costs and expenses associated with the penalty, PROVIDED, HOWEVER, that (x) New Elder-Beerman shall have the option, at its sole cost and expense, to contest the penalty through any administrative or judicial means provided by law, (y) New Elder-Beerman's obligation under this
Section 2.2(c) shall not extend to items or



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positions reflected on the Consolidated Return that are based wholly or in part on information provided to New Elder-Beerman by Holdings or a member of the Holdings Subgroup, and (z) New Elder-Beerman shall not be liable for any penalty incurred by Holdings for failure to timely file a Consolidated Return if New Elder-Beerman has provided Holdings with a completed Consolidated Return and at least twenty business days in which to review, comment upon, and sign and file or return to New Elder-Beerman for filing such Consolidated Return pursuant to
Section 2.2(b) hereof.

                            (d) In preparing the Consolidated Return for the
consolidated federal income tax year ending on or about January 31, 1998, New Elder-Beerman shall have the option to apportion the Elder-Beerman Subgroup's income between the period up to and including the Effective Date and the period after the Effective Date by ratably allocating such income or loss for the full consolidated year based on the number of days in each of the two periods in the manner described in Reg. Section 1.1502-76(b)(2)(ii).

                            (e) For all tax periods, each of Holdings and New
Elder-Beerman shall be solely responsible for the preparation and filing of all state and local tax returns of the members of its Subgroup.

                  2.3.  PAYMENT OF TAXES SHOWN ON RETURNS.

                            (a) Each member of the Holdings Affiliated Group
shall be solely responsible, on a "separate entity" basis, for payment of any Taxes shown to be due on a Consolidated Return. Each member of the Holdings Affiliated Group whose income is included in a Consolidated Return shall pay that portion of such Taxes which the taxable income of such member (computed on a separate return basis without deduction of any net operating loss or capital loss carryforward) for the period to which the Consolidated Return relates bears to the



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aggregate taxable income of the members having taxable income included in such return (as so computed) for such period. If the computation of taxable income of a member under this Section 2.3(a) results in an excess of deductions over gross income for the period, then such member's taxable income shall be deemed to be zero for purposes of this Section 2.3(a).

                            (b) Holdings shall pay to New Elder-Beerman the
Taxes of any member of the Holdings Subgroup determined under Section 2.3(a). Holdings shall make such payments on or before the date that the liability for Taxes shown to be due on the Consolidated Return for the then-current consolidated taxable year is payable to the Internal Revenue Service or, if earlier, on the date on which an estimated tax payment is due with respect to such liability. In the event that Holdings' payments to New Elder-Beerman under this Section 2.3(b) exceed the liability for Taxes shown on the Consolidated Return, New Elder-Beerman shall be entitled to retain the excess, but only to the extent that the excess results from a net operating loss or net operating loss carryover attributable to a member of the Elder-Beerman Subgroup.

                            (c) Each member of the Holdings Subgroup and the
Elder-Beerman Subgroup (except to the extent that two or more members of the Elder-Beerman Subgroup are determined to be members of a unitary or consolidated group for Illinois state tax purposes) shall be responsible for the payment of its own state and local taxes.

                  2.4.  RESPONSIBILITY FOR AUDITS AND AUDIT ADJUSTMENTS.

                            (a) Holdings shall allow New Elder-Beerman and its
professional advisors to participate, at New Elder-Beerman's expense, in any audit of either a Consolidated Return or the Holdings Affiliated Group consolidated federal income tax return for the consolidated tax year ended on or about January 31, 1996 (each such return an "Open Return") and in any administrative proceeding or litigation arising out of the audit of an Open Return. Holdings shall



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not settle any issues raised on audit of an Open Return in a manner that would adversely affect a member of the Elder-Beerman Subgroup unless New Elder-Beerman consents in writing to such settlement, PROVIDED, HOWEVER, that if New Elder-Beerman determines, in its sole discretion, that it will not consent to a settlement, New Elder-Beerman shall be solely responsible for the cost of any administrative proceeding or litigation undertaken to resolve the issue in dispute.

                   (b) If a final determination of liability for Taxes relating to an Open Return changes the treatment of any item of income, gain, loss, deduction, or credit, then the payments due under Section 2.3 of this Agreement shall be recomputed to reflect the revised treatment of the item. If the revised treatment of the item results in an overpayment by any member of the Holdings Subgroup under Section 2.3, New Elder-Beerman shall refund the amount of the overpayment to Holdings. If the revised treatment of the item results in an underpayment by any member of the Holdings Subgroup under Section 2.3, Holdings shall pay the amount of the underpayment to New Elder-Beerman for payment on Holdings' behalf to the Internal Revenue Service. Any payment by New Elder-Beerman or Holdings pursuant to this Section 2.4(b) shall be accompanied by interest equal to the amount of interest that would be payable if such overpayment or underpayment, as the case may be, was an overpayment or underpayment of federal Taxes for the taxable year or years to which the final determination relates.

                   (c) If the Internal Revenue Service asserts that a member of one Subgroup is liable under Reg. Section 1.1502-6 for Taxes for which a member of the other Subgroup is responsible under this Agreement, the member that is responsible for such Taxes under this Agreement shall indemnify, defend, and hold harmless the member against which the Internal Revenue Service has asserted liability to the extent that the indemnified member pays such Taxes.



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                  2.5.  ELECTIONS.

                            (a) Holdings shall not elect to reattribute to
itself any net operating loss carryovers of the Elder-Beerman Subgroup under Reg. Section 1.1502-20(g).

                            (b) Holdings shall make or join in the making of the
following tax elections if requested by New Elder-Beerman: (i) any election that is required to effect the provisions of this Agreement, including, without limitation, the election that Holdings as the common parent of the Holdings Affiliated Group is required to make under Reg. Section 1.1502-76(b)(2)(ii)(D) to effect the ratable allocation described in Section 2.2(c) of this Agreement, and (ii) any other election if the making of the election does not have an adverse effect on any member of the Holdings Subgroup.

                  2.6. TAX SHARING AGREEMENTS. Any tax sharing agreement between any member of the Holdings Subgroup and any member of the Elder-Beerman Subgroup, whether express or implied by a course of conduct, is terminated as of the Effective Date and shall have no effect for any past, current, or future taxable year. The tax sharing agreement between the members of the Elder-Beerman Subgroup dated as of the date of this Agreement shall not be affected by this
Section 2.6.

                  2.7.  TOLEDO STORES.

                           (a) In the event that (i) BPC or another member of
the Holdings Subgroup disposes of one or more of the Toledo Stores at any time after the Effective Date in a transaction subject to section 1001 of the Code,
(ii) the net effect of such disposition is to generate a recognized loss for the disposing member, and (iii) the Holdings Subgroup derives a federal income tax benefit from that loss (whether from the application of the loss to the taxable income of the disposing member or the taxable income of another member of the Holdings Subgroup, or



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as a carryforward or carryback), Holdings shall give New Elder-Beerman prompt notice of the disposition and pay New Elder-Beerman the amount of the tax benefit so derived (subject to the limitation contained in Section 2.7(b) of this Agreement) no later than the date on which the Holdings Subgroup's federal income tax return for the year of the disposition is due.

                           (b) In the event that the tax benefit to Holdings
described in Section 2.7(a)(iii) exceeds the tax cost to the Elder-Beerman Subgroup of the Gains associated with the Toledo Stores, Holdings shall be entitled to retain such excess.

                  2.8.  WORTHLESS STOCK DEDUCTIONS AND OTHER DISPOSITIONS.

                           (a) Holdings represents and warrants that prior to
the date of this Agreement it has not taken a worthless stock deduction under section 165(g) of the Code with respect to its Elder-Beerman shares or otherwise disposed of any or all of those shares in a transaction that, in and of itself or in combination with other transactions, would cause Elder- Beerman to have had an ownership change for purposes of Section 382 of the Code. Holdings further covenants that it will not take any of the actions described in the previous sentence during the period from and including the date of this Agreement to and including the Effective Date.

                           (b) Each Holdings Shareholder represents and warrants
that prior to the date of this Agreement he, she, or it has not taken a worthless stock deduction under section 165(g) of the Code with respect to his, her, or its Holdings shares or otherwise disposed of any or all of those shares in a transaction that, in and of itself or in combination with other transactions, would cause Holdings to have had an ownership change for purposes of Section 382 of the Code. Each Holdings Shareholder further covenants that he, she, or it will not take any of the actions described in the previous sentence during the period from and including the date of this Agreement to and including the Effective Date.



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                           (c) Each Holdings Shareholder holding shares in BC
represents and warrants that prior to the date of this Agreement he, she, or it has not taken a worthless stock deduction under section 165(g) of the Code with respect to his, her, or its BC shares or otherwise disposed of any or all of those shares in a transaction that, in and of itself or in combination with other transactions, would cause BC to have had an ownership change for purposes of Section 382 of the Code. Each Holdings Shareholder holding shares in BC further covenants that he, she, or it will not take any of the actions described in the previous sentence during the period from and including the date of this Agreement to and including the Effective Date.

                  2.9. COOPERATION. Each party to this Agreement will (i) make personnel and records available as necessary for the filing of original or amended tax returns and the conduct of any tax proceedings, (ii) retain all appropriate books and records as long as they may be relevant, (iii) have the right to inspect the books and records of each other party for any purpose under this Agreement, and (iv) otherwise cooperate with the other parties to this Agreement with respect to Taxes.

                  2.10. LIABILITY FOR TAXES; INDEMNIFICATION. It is the intent of this Agreement that no member of the Holdings Subgroup shall be liable for Taxes on income or gain arising out of the operations, transactions, or activities of any member or former member of the Elder-Beerman Subgroup occurring before, on, or after the Effective Date, and that no member of the Elder-Beerman Subgroup shall be liable for Taxes on income or gain arising out of the operations, transactions, or activities of any member or former member of the Holdings Subgroup occurring before, on, or after the Effective Date. For purposes of this Section 2.10, income or gains shall be treated as arising out of the operations, transactions, or activities of a member or former member of a Subgroup if such income or gains would properly be reported by such member on



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its own federal income tax return if such member were filing such return on a separate entity basis. Each Subgroup shall indemnify, defend, and hold harmless each member and former member of the other Subgroup against any and all liability for Taxes of the members and former members of the indemnifying Subgroup. Any payments pursuant to this Section 2.10 shall be made by the parent of the indemnifying Subgroup to the parent of the indemnified Subgroup on or before the date on which the parent of the indemnified Subgroup is obligated to pay such Taxes to the Internal Revenue Service.

         3.  Miscellaneous.
             --------------

                  3.1. AMENDMENT AND WAIVER. This Agreement may be amended, modified, waived, discharged, or terminated only by an instrument in writing signed by Holdings, Elder- Beerman or New Elder-Beerman, as the case may be, and any other person against whom the amendment, modification, waiver, discharge, or termination would operate. Each party to this Agreement will be bound by the terms of any such amendment, modification, waiver, discharge, or termination.

                  3.2. SUCCESSORS AND ASSIGNS. This Agreement will be binding on and inure to the benefit of the parties to this Agreement and to their respective successors and permitted assigns, but will not be assignable or delegable by any party without the prior written consent of each other party. In the absence of prior written consent, any purported assignment or delegation of any right or obligation under this Agreement will be null and void.

                  3.3. NOTICE. All notices, requests, waivers, releases, consents, and other communications required or permitted by this Agreement (collectively, a "Notice") must be in writing. A Notice will be deemed sufficiently given for all purposes when delivered in person or when dispatched by electronic facsimile transmission or on confirmation of receipt when



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dispatched by a nationally recognized overnight courier service to the appropriate party as follows: (a) if to any member of the Holdings Subgroup, at 11 West Monument Street, Dayton, Ohio 45402; (b) if to any member of the Elder-Beerman Subgroup, at 3155 El-Bee Road, Dayton, Ohio 45439; and (c) if to a Holdings Shareholder, in care of Holdings at the address set forth in clause (a) above, or at such other address as a party to this Agreement may designate in writing to the other parties. Any Notice given to Holdings or to Elder-Beerman or, after the Effective Date, New Elder-Beerman will constitute notice to all members of their respective subgroups.

                  3.4. TITLES AND HEADINGS. Titles and headings to sections in this Agreement are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  3.5. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter of this Agreement. There are no agreements among the parties with respect to that subject matter except as expressly set forth in this Agreement.

                  3.6. SEVERABILITY. In case any provision contained in this Agreement is invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

                  3.7. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.



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                  3.8. COUNTERPARTS. This Agreement may be executed in any
number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

         4.  Assumption and Condition.
             -------------------------

                  This Agreement has been prepared and entered into by the parties on the assumption that the Plan and the related disclosure statement on file with the Bankruptcy Court will be approved by the Bankruptcy Court without significant modification and that the Effective Date will be December 19, 1997. Each party reserves the right to withdraw from this Agreement if the party is materially and adversely affected by an amendment to the Plan or a change in the Effective Date. For such withdrawal to be effective, the withdrawing party shall give Notice to the other parties no later than 30 days after the date of the amendment or the date on which the Effective Date is changed. Each party shall use all reasonable efforts to make any changes in the form or substance of this Agreement that may be required to take into account any amendment to the Plan or the related disclosure statement or to accommodate any change in the Effective Date.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                         HOLDINGS SUBGROUP
                                         -----------------

                                         BEERMAN-PEAL HOLDINGS, INC.

                                         By:
                                            ------------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


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



                                         THE BEERMAN PEAL CORPORATION

                                         By:
                                            ------------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                         BEERMAN INVESTMENTS, INC.

                                         By:
                                            ------------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                         ELDER-BEERMAN SUBGROUP
                                         ----------------------

                                         THE ELDER-BEERMAN STORES CORP.

                                         By:
                                            ------------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                         THE EL-BEE CHARGIT CORP.

                                         By:
                                            ------------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------



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



                                         MARGO'S LAMODE, INC.

                                         By:
                                            ------------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                         THE BEE-GEE SHOES CORP.

                                         By:
                                            ------------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                         EBA, INC.

                                         By:
                                            ------------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                         McCOOK WHOLESALE, CORP.

                                         By:
                                            ------------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                         THE EL-BEE RECEIVABLES CORP.

                                         By:
                                            ------------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                         HOLDINGS SHAREHOLDERS
                                         ---------------------

                                         THE BEERMAN CORPORATION

                                         By:
                                            ------------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                         WILLIAM WEPRIN



                                         ---------------------------------------




                                         BARBARA WEPRIN



                                         ---------------------------------------



                                         LEONARD PEAL



                                         ---------------------------------------

                                         [Trusts, etc.]



                                       17